Exhibit 99.1

                                                            News Release

Contacts:

Investors/Media:

Roger Schrum

605-978-2848

roger.schrum@northwestern.com

COURT ENTERS WRITTEN ORDER CONFIRMING NORTHWESTERN’S

PLAN OF REORGANIZATION

PLAN’S EFFECTIVE DATE ANTICIPATED TO BE NOV. 1, 2004

SIOUX FALLS, S.D. — Oct. 20, 2004 — NorthWestern Corporation today announced that the Honorable Charles G. Case II of the U.S. Bankruptcy Court for the District of Delaware has entered a written order confirming NorthWestern’s Second Amended and Restated Plan of Reorganization.

NorthWestern said it anticipates the Plan’s effective date will be Nov. 1, 2004, at which time the company will formally exit Chapter 11 reorganization. As previously announced, the court issued an oral ruling confirming the Plan on Oct.  8, 2004.

A copy of the signed court order is available on NorthWestern’s Web site at www.northwestern.com.

About NorthWestern

NorthWestern Corporation (OTC Pink Sheets: NTHWQ) d/b/a NorthWestern Energy is one of the largest providers of electricity and natural gas in the Upper Midwest and Northwest, serving more than 608,000 customers in Montana, South Dakota and Nebraska.

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